EXHIBIT 99.1

Medalist Diversified REIT, Inc.

DECLARES CASH DIVIDENDS on SERIES A PREFERRED STOCK,

ANNOUNCES INCREASE TO COMMON STOCK REPURCHASE PROGRAM AND

APPOINTS PERMANENT CEO and PRESIDENT

RICHMOND, Va., October 19, 2023--Medalist Diversified REIT, Inc. (NASDAQ: MDRR) (the “Company” or “Medalist”), a Virginia-based real estate investment trust that specializes in acquiring, owning and managing commercial real estate in the Southeast region of the U.S., announced that its Board of Directors (the “Board”) has authorized and the Company has declared a dividend for the second and third quarters of 2023 on its 8.0% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) in the amount of $0.50 per share per quarter (the “Series A Dividends”). The Series A Dividends will be payable in cash on November 1, 2023 to holders of record of the Series A Preferred Stock as of October 30, 2023. In connection with the Company’s declaration of the Series A Dividends, the Company expects to resume regular payment of dividends on its Series A Preferred Stock.

In addition, the Company announced that the Board has approved the repurchase of an additional 200,000 shares of the Company’s common stock for a maximum price of $6.00 per share, under the common stock repurchase program previously approved by the Board in December 2021. Following the approval of the increase, the Company has 228,991 shares of common stock in total available under the program. Shares will be repurchased, if at all, in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Company’s decision to repurchase its shares, as well as the timing of such repurchases will depend on a variety of factors that include the ongoing assessment of the Company’s capital needs, market conditions and the price of the Company’s common stock and other corporate considerations, all as determined by management. The repurchase program does not obligate the Company to acquire any particular amount of shares, and the repurchase program may be suspended or discontinued at any time at the Company's discretion.

The Company also announced the appointment of Francis P. Kavanaugh as its Chief Executive Officer, President and Secretary on a permanent basis. Mr. Kavanaugh was previously appointed to such offices on an interim basis in July 2023.

About Medalist Diversified REIT

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions. The Company’s strategy is to focus on value-add and opportunistic commercial real estate which is expected to provide an attractive balance of risk and returns. The Company seeks to maximize operating performance of current properties by utilizing a hands-on approach to property management while monitoring the middle market real estate markets in the southeast for acquisition opportunities and disposal of properties as considered appropriate. For more information on Medalist, please visit the Company website at www.medalistreit.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward looking statements are not historical and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate, “may,” “will,” “should” and “could” and include statements about the payment of dividends on the Series A Preferred Stock and the repurchase program. Forward-looking statements are based upon the Company’s present expectations but are not guarantees or assurances as to future developments or results. Factors that may cause actual developments or results to differ from those reflected in forward-looking statements include, without limitation, adverse changes in the pricing of the Company’s assets, disruptions associated with management internalizations, increased costs of, and reduced availability of, capital and those included in the Company’s most recent Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes and new developments except as required by law or regulation.

Contact

Brent Winn
Medalist Diversified REIT, Inc.
brent.winn@medalistprop.com